[Andrews Kurth LLP Letterhead]


                                                                     EXHIBIT 8.1



                                 October 8, 2004


First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas  75063

      Re: First Horizon Asset Securities Inc. Registration Statement on Form S-3 (the "Registration Statement")

            Filed with the Securities and Exchange Commission on October 8, 2004

Ladies and Gentlemen:

      We have acted as special counsel for First Horizon Asset Securities Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of the Registration Statement in respect to the proposed issuance by the Company or a special purpose trust established by the Company, as issuer (the "Issuer") of Mortgage and Asset-Backed Securities (the "Securities"). The Securities of a series are to be issued pursuant to (a) in the case of a series of pass-through certificates, a Pooling and Servicing Agreement, by and among the Company, as depositor, a master servicer and a trustee, or (b) in the case of a series of notes, an Indenture, by and between the Issuer and a trustee, in each case authorizing the issuance of such series. The Pooling and Servicing Agreement, in the form incorporated by reference as
Exhibit 4.1 to the Registration Statement, and the Indenture in the form incorporated by reference as Exhibit 4.2 to the Registration Statement, are each referred to herein as an "Agreement."

      We have examined originals or copies, certified or otherwise authenticated to our satisfaction, of the Company's organizational documents, the form of each Agreement and the form of Securities included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In addition, we have assumed that each Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Securities as completed for each series will be duly executed and delivered substantially in the form contemplated by the applicable Agreement; that the Securities for each series will be offered and sold as described in the Registration Statement; and that the Agreements and the Securities constitute legal, valid and enforceable obligations of the parties thereto (other than the Issuer).

      On  the  basis  of the  foregoing  and  subject  to  the  limitations  and qualifications set forth below, we hereby confirm and adopt our opinion set forth under the heading "Material Federal Income Tax Consequences" in the form of prospectus filed as a part of the Registration Statement. Subject to the qualifications and assumptions stated therein and herein, such opinion accurately describes the material federal income tax consequences of the purchase, ownership and disposition of the Securities by the holders thereof under existing law.

First Horizon Asset Securities Inc.
October 8, 2004
Page 2


      Our opinion is based upon our interpretations of current law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein and in the Registration Statement. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. We must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Our opinion is not binding on the Internal Revenue Services or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Andrews Kurth LLP